Exhibit 10.1

EXHIBIT C

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”), dated as of October 29, 2025, is executed by and among Servbanc Holdco, Inc., an Arizona corporation and registered bank holding company (“Parent”), Servbank, National Association, a national banking association with its main office in Oswego, Illinois (“Servbank”), IF Bancorp, Inc., a Maryland corporation and registered savings and loan holding company (“Company”), Iroquois Federal Savings and Loan Association, a federal savings and loan association with its main office in Watseka, Illinois (“Bank”), and the shareholders of the Company who are signatories hereto (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Voting Agreement, Parent and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Agreement”), pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, the Agreement provides that all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (for the avoidance of doubt, excluding any Cancelled Shares) will be exchanged for such consideration as set forth in the Agreement;

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Agreement, each of the Shareholders has agreed to vote their shares of Company Common Stock in favor of approval of the Agreement; and

WHEREAS, Parent and Servbank are relying on this Voting Agreement in incurring expenses in reviewing the Company’s and the Bank’s business, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger.

NOW, THEREFORE, in consideration of the substantial expenses that Parent and Servbank will incur in connection with the transactions contemplated by the Agreement and to induce Parent to execute the Agreement and to proceed to incur such expenses, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby, severally and not jointly, agree as follows:

AGREEMENT

1. Each of the Shareholders hereby severally, but not jointly, represents and warrants to Parent and Servbank that:

(a) such Shareholder is the registered owner or beneficial owner of, or has full voting power with respect to, the number of shares of Company Common Stock set forth below such Shareholder’s name on such Shareholder’s signature page to this Voting Agreement (the “Shares”);

(b) except pursuant to this Voting Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares;

(c) such Shareholder does not beneficially own any shares of Company Common Stock other than (i) the Shares, and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock set forth on the signature page of this Voting Agreement; and

(d) such Shareholder has had an opportunity to obtain the advice of legal counsel prior to executing this Voting Agreement.

2. Each Shareholder hereby agrees during the term of this Voting Agreement to vote the Shares, and any additional shares of Company Common Stock or other voting securities of the Company acquired by such Shareholder after the date hereof, (a) in favor of the approval and adoption of the Agreement and the transactions contemplated thereby at the Shareholders’ Meeting and (b) against approval of any other proposal made by any corporation, partnership, person or other entity or group (other than Parent or Servbank or affiliates thereof or officers, partners, employees or other authorized representatives of Parent or Servbank or such affiliates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company or the Bank made in opposition to or in competition with the Agreement (such other proposal shall be defined herein as an “Opposing Proposal”) presented at the Shareholders’ Meeting or any other meeting of the Company shareholders held prior to the Shareholders’ Meeting or for which the Company otherwise seeks the approval of the shareholders of the Company prior to the Shareholders’ Meeting.

3. Each Shareholder, solely in his or her capacity as a shareholder and subject to Section 7, shall not, directly or indirectly, knowingly encourage, solicit or initiate discussions or negotiations with, or entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Parent or Servbank or Affiliates thereof or officers, partners, employees or other authorized representatives of Parent or Servbank or such Affiliates) concerning any Opposing Proposal. Each Shareholder shall promptly advise the Company and the Bank of each contact the Shareholder or any of the Shareholder’s representatives may receive from any person or entity relating to any Opposing Proposal or otherwise indicating that any person or entity may wish to participate or engage in any transaction arising out of any Opposing Proposal and shall provide the Company and the Bank with all information that is reasonably requested by Parent and Servbank and is reasonably available to the Shareholder regarding any such Opposing Proposal or possible Opposing Proposal, unless such Shareholder knows the Company and the Bank have provided Parent and Servbank with such information, and the Company and the Bank shall in turn provide any such information Parent and Servbank in accordance with the Agreement. Each Shareholder, solely in his or her capacity as a shareholder, shall make no claim nor join in any litigation alleging that the board of directors of the Company or the Bank is required to consider, endorse or support any Opposing Proposal or to invite or seek any Opposing Proposal. Each Shareholder, solely in his or her capacity as a shareholder, shall take no other action that is reasonably likely to make consummation of the Merger less likely or to impair Parent’s and Servbank’s ability to exercise any of the rights granted by the Agreement.

4. While this Voting Agreement is in effect, each Shareholder shall not, directly or indirectly, (a) sell, transfer, assign, pledge, encumber, hypothecate, cause to be redeemed or otherwise dispose (any such transaction, a “Transfer”) of any or all Shares or any shares of Company Common Stock subsequently acquired, (b) grant any proxy (other than solicited by the board of directors of the Company for the purpose of voting to approve the Agreement and the transactions contemplated thereby) nor interest in or with respect to any Shares or (c) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Company Common Stock or grant any proxy with respect thereto, other than to other members of the board of directors of the Company and the Bank for the purpose of voting to approve the Agreement and the transactions contemplated thereby. This Section 4 shall not prohibit (u) Transfers by operation of law, (v) Transfers to any member of the Shareholder’s family, subject to the transferee’s agreeing in writing to be bound by the terms of this Voting Agreement and delivery of such agreement to Parent and Servbank, (w) Transfers for estate and tax planning purposes, including Transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Voting Agreement and the delivery of such agreement to Parent and Servbank, (x) to the extent a Shareholder is a trust or estate, Transfers pursuant to the written instrument governing the same or a court order, subject to transferee agreeing in writing to be bound by the terms of this Voting Agreement and the delivery of such agreement to Parent and Servbank, (y) Transfers to any other shareholder of the Company who has executed a copy of this Voting Agreement on the date hereof, and (z) such Transfers as Parent and Servbank may otherwise permit in their sole discretion in writing. Any attempted Transfer of Shares or any shares of Company Common Stock subsequently acquired or any interest therein in violation of this Section 4 shall be null and void. Notwithstanding the foregoing, this Section 4 shall not prohibit a Shareholder from granting a proxy to vote Shares in favor of the approval and adoption of the Agreement and the transactions contemplated thereby at the Shareholders’ Meeting.

5. Each Shareholder acknowledges that Parent and Servbank are relying on this Voting Agreement in reviewing the business of the Company and the Bank in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger. The Company, the Bank and each Shareholder acknowledge that the performance of this Voting Agreement is intended to benefit Parent, Servbank, the Company and the Bank.

6. This Voting Agreement shall continue in effect until the earlier to occur of (a) the termination of the Agreement in accordance with its terms, (b) the conclusion of the Shareholders’ Meeting, or (c) the first anniversary of the date of this Voting Agreement, at which time this Voting Agreement shall immediately and automatically terminate and be of no further force or effect.

7. Notwithstanding anything to the contrary, nothing in this Voting Agreement shall be deemed to prohibit, limit, or restrict any actions or omissions taken by any of the Shareholders on behalf of the Company or the Bank solely in the capacity of a director or officer of the Company or the Bank (if applicable) that such Shareholder believes is necessary to fulfill the Shareholder’s fiduciary duties and obligations as a director or officer (if applicable), and no such actions or omissions will be deemed a breach of this Voting Agreement. Each Shareholder is executing this Voting Agreement solely in his or her capacity as a shareholder of the Company.

8. Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Voting Agreement. This Voting Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights (whether enforce in law or in equity). If the Shareholder is married and his or her Shares constitute community property, this Voting Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

9. Each Shareholder acknowledges that appraisal rights under the Maryland General Corporation Law (the “MGCL”) with respect to the Merger are not available and such Shareholder is not entitled to assert appraisal rights with respect to the Merger whether pursuant to the MGCL or otherwise.

10. This Voting Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by each of Parent, Servbank, the Company, the Bank and the Shareholder. Any such amendment, modification, alteration or supplement shall apply only to the Shareholder(s) executing such written agreement and this Voting Agreement shall remain in full force and effect without consideration of amendment with respect to Shareholders who do not execute such written agreement.

11. For the convenience of the parties hereto, this Voting Agreement may be executed (including by electronic means) simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Voting Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

12. This Voting Agreement, together with the Agreement and the agreements contemplated thereby (but without incorporation by reference of the terms thereof), embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Voting Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. In the event of a conflict between the terms of this Voting Agreement and the terms of the Agreement, the terms of the Agreement shall control.

13. All notices, requests, demands and other communications required or permitted to be given under this Voting Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to Parent or Servbank:

Servbanc Holdco, Inc.

3138 East Elwood Street

Phoenix, Arizona 85034

Attention:    Stavros Papastavrou

Electronic mail: stavros.papastavrou@servbank.com

WITH A COPY TO:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:    Peter. G Weinstock

  Beth A. Whitaker

Electronic mail: pweinstock@HuntonAK.com

 bwhitaker@HuntonAK.com

If to the Company or the Bank:

IF Bancorp, Inc.

201 East Cherry Street

Watseka, Illinois 60970

Attention: Walter H. Hasselbring III

Electronic mail: whasselbring@iroquoisfed.com

WITH A COPY TO:

Luse Gorman, PC

Attention: Larry Spacassi

5335 Wisconsin Avenue NW, Suite 780

Washington, DC 20015

Email: lspaccasi@luselaw.com

If to a Shareholder:

At the address set forth on such Shareholder’s signature page to this Voting Agreement.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered upon confirmation of receipt, and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Voting Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

14. From time to time, at Parent’s and Servbank’s request, and without further consideration, each Shareholder shall execute and deliver such additional documents reasonably requested by Parent and Servbank as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

15. Each Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Voting Agreement will cause Parent and Servbank to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the parties hereto agree that, in the event of any such breach, Parent and Servbank shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which it may be entitled, at law or in equity.

16. THIS VOTING AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS VOTING AGREEMENT WILL LIE IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

17. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS VOTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. All of the terms, covenants, representations, warranties and conditions of this Voting Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Subject to Section 4, no party hereto may assign this Voting Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any purported assignment made or attempted in violation of this Section 18 shall be null and void. Nothing contained in this Voting Agreement, express or implied, is intended to confer upon any persons or entities, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

19. If any provision of this Voting Agreement is held invalid or unenforceable by any court of competent jurisdiction, there will be added automatically as a part of this Voting Agreement a provision mutually agreed to which is similar in terms to such invalid or unenforceable provision as may be possible and still be valid and enforceable, and the other provisions of this Voting Agreement will remain in full force and effect. Any provision of this Voting Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

SERVBANC HOLDCO, INC.

By:
Stavros Papastavrou, Chairman

SERVBANK, NATIONAL ASSOCIATION

By:
Stavros Papastavrou, Chairman

IF BANCORP, INC.

By:
Walter H. Hasselbring III, Chief Executive Officer

IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

By:
Walter H. Hasselbring III, Chief Executive Officer

[Signature Page to Voting Agreement]

SHAREHOLDER

Name:	___________________________________________
Number of Shares: _________________________________

Address for notice purposes: